As filed with the Securities and Exchange Commission on May  17, 1996

                                         Registration No. 33-

- ------------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933
                        COMPUTER PRODUCTS, INC.
       -----------------------------------------------------------
         (Exact name of registrant as specified in its charter)

          Florida                                           59-1205269
- -------------------------------                         -----------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification No.)

                       7900 Glades Road, Suite 500
                         Boca Raton, Florida 33434
       -----------------------------------------------------------
      (Address of principal executive offices, including zip code)



                  OUTSIDE DIRECTORS' STOCK OPTION PLAN
                  ------------------------------------
                        (Full title of the plan)

                           Joseph M. O'Donnell
                                President
                         Computer Products, Inc.
                       7900 Glades Road, Suite 500
                       Boca Raton, Florida  33434
                               (407) 451-1000
                -----------------------------------------
                  (Name, address and telephone number,
               including area code, of agent for service)

                    Copies of all communications to:

                       STEPHEN A. OLLENDORFF, ESQ.
                       Hertzog, Calamari & Gleason
                             100 Park Avenue
                        New York, New York  10017
                             (212) 481-9500
                     CALCULATION OF REGISTRATION FEE


                              Proposed       Proposed
 Title of                     maximum        maximum
securities        Amount      offering       aggregate        Amount of
  to be           to be       price per      offering       registration
registered      registered    share (1)      price (1)           fee


Common
Stock,
$.01 par
value per         6,400       $4.65          $29,760           $100.00
share             shares


     (1) This amount is the aggregate option price of the 6,400 shares of Common Stock of the Registration subject to options granted under the Registrant's Outside Directors' Stock Option Plan and outstanding as of May 13, 1996, in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This Registration Statement covers additional securities of the same class (i.e., Common Stock) as the securities for which a Registration Statement filed October 18, 1995 on Form S-8 (File No. 33-63499) relating to the Outside Directors' Stock Option Plan is already effective.

ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------


     The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registration Statement on Form S-8, Commission File number 33-63499, dated October 18, 1995, and all other documents and reports filed by the Registrant since such date with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.


ITEM 8.   Exhibits.
          --------


Exhibit No.         Description
- -----------         -----------

 4.1                Outside Directors' Stock Option Plan, as amended

 5.1 Opinion of Bert Sager, special counsel to the Registrant, with respect to the legality of the securities being registered hereunder

23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 13th day of May, 1996.

                                   COMPUTER PRODUCTS, INC.
                                    (Registrant)


                                 By:  Joseph M. O'Donnell
                                      ------------------------------
                                      Joseph M. O'Donnell, President
                                      and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                               Date
- ---------                -----                               ----


Joseph M. O'Donnell
- ------------------------ President and Chief Executive       May 13, 1996
Joseph M. O'Donnell      Officer (Principal Executive
                         Officer)


Richard J. Thompson
- ------------------------ Vice President, Finance and         May 13, 1996
Richard J. Thompson      Chief Financial Officer,
                         Secretary and Treasurer
                         (Principal Financial and
                         Accounting Officer)

Edward S. Croft, III
- ------------------------ Director                            May 13, 1996
Edward S. Croft, III


Stephen A. Ollendorff
- ------------------------ Director                            May 13, 1996
Stephen A. Ollendorff


Phillip A. O'Reilly
- -------------------------Director                             May 13, 1996
Phillip A. O'Reilly



Bert Sager
- -------------------------Director                             May 13, 1996
Bert Sager


Lewis Solomon
- -------------------------Director                             May 13, 1996
Lewis Solomon

                                 Exhibit Index
                                 -------------


       Exhibit No.    Description                               Page
       -----------    -----------                               ----


        4.1      Outside Directors' Stock Option Plan,
                 as amended

        5.1      Opinion of Bert Sager, special
                 counsel to the Registrant, with respect
                 to the legality of the securities
                 being registered hereunder

       23.1      Consent of Arthur Andersen LLP,
                 independent certified public
                 accountants for the Registrant

       23.2      Consent of Bert Sager, special
                 counsel to the Registrant (included
                 in the opinion filed as Exhibit 5.1
                 hereto)